EXHIBIT 99.1
Houston, Texas
May 8, 2014

FOR IMMEDIATE RELEASE

HOUSTON, May 8, 2014 -- Atwood Oceanics, Inc. (NYSE: ATW) (“Atwood”) announced today that it had resolved the Securities and Exchange Commission comment referenced in its 2013 annual report on Form 10-K relating to its revenue and expense recognition policies for day rates received and the corresponding expenses incurred during the initial mobilization of the Atwood Condor during the fourth quarter of fiscal year 2012, without revision to such policies or its historical financial statements.

Atwood Oceanics is a leading offshore drilling company engaged in the drilling and completion of exploration and development wells for the global oil and gas industry. The company currently owns 12 mobile offshore drilling units and is constructing three ultra-deepwater drillships. The company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW."

As part of our ongoing commitment to our shareholders, Atwood Oceanics uses a variety of Social Networks sites to disseminate company information. For a full list of the official Social Media pages for Atwood Oceanics, please visit the Social Media Disclaimer page of our IR site at: http://ir.atwd.com/GenPage.aspxIID=4010374&GKP=210376.

Contact: Mark L. Mey
(281) 749-7902

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